THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR
APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND, IF EXERCISED, THE UNDERLYING
SHARES OF COMMON STOCK, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO
THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE
TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES
UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF
COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 ZENASCENT, INC.
                        WARRANT TO PURCHASE COMMON STOCK

NO. W                                                             APRIL 30, 2002
     ---
                            VOID AFTER APRIL 30, 2007

THIS CERTIFIES THAT, for value received, LIVINGSTON INVESTMENTS, LLC with an address at c/o Law Offices of Harrison K. Chauncey, Jr., 241 Bradley Place, Palm
Beach, Florida 33480 or its assigns (the "HOLDER"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from ZENASCENT, INC., a
Delaware corporation with its principal office at 10 West 33 Street, Suite 705,
New York, New York 10001 (the "CORPORATION") up to One Million (1,000,000)
shares of common stock, par value $.01 per share, of the Corporation (the
"COMMON STOCK").

1. DEFINITIONS. AS USED HEREIN, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING
RESPECTIVE MEANINGS:

         (A) "Exercise Period" shall mean the period commencing with the date hereof and ending five years from the date hereof, unless sooner terminated as provided below.

         (B) "Exercise Price" shall mean $1.24, subject to adjustment pursuant to Section 5 below.

         (C) "Exercise Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2.       EXERCISE OF WARRANT. THE RIGHTS REPRESENTED BY THIS WARRANT MAY BE
EXERCISE IN WHOLE OR IN PART AT ANY TIME DURING THE EXERCISE PERIOD, BY DELIVERY
OF THE FOLLOWING TO THE CORPORATION AT ITS ADDRESS SET FORTH ABOVE (OR AT SUCH
OTHER ADDRESS AS IT MAY DESIGNATE BY NOTICE IN WRITING TO THE HOLDER):

         (A) An executed Notice of Exercise in the form attached hereto;

         (B) Payment of the Exercise Price either in cash or by check; and

         (C) This Warrant.

         This Warrant may also be exercised by the surrender of this Warrant
(with the cashless exercise form attached hereto duty executed) (a "Cashless
Exercise") to the Corporation. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of shares of Common
Stock subject to such Cashless Exercise by a fraction, the numerator of which shall be the difference between the then current market price per share of the
Common Stock and the per share Exercise Price, and the denominator of which shall be the then current market price per share of the Common Stock. For purposes of any computation under this Section, the then current market price per share of Common Stock at any date (the "Market Price") shall be deemed to be the last sales price of the Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case as reported on the OTC Bulletin Board of the
National Association of Securities Dealers, Inc. (the "OTCBB"), or other similar organization if the OTCBB is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors.

         Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

         The person in whose name any certificate or certificates for Exercise
Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the
Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.       COVENANTS OF THE CORPORATION.

                  3.1 Covenants as to Exercise Shares. The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully

paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the
Corporation will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its
Common Stock to provide for the exercise of the rights represented by this
Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  3.2 No Impairment. Except and to the extent as waived or
consented to by the Holder, the Corporation will not, by amendment of its
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

                  3.3 Notices of Record Date. In the event of any taking by the
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to the
Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.       REPRESENTATIONS OF HOLDER.

                  4.1 Acquisition of Warrant for Personal Account. The Holder
represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said
Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

                  4.2 Securities Are Not Registered.

                  (a) The Holder understands that the Warrant and the Exercise
Shares have not been registered under the Securities Act of 1933, as amended
(the "Act") on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a

distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

                  (b) The Holder recognizes that the Warrant and the Exercise
Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Corporation has no obligation to register the Warrant or the
Exercise Shares of the Corporation, or to comply with any exemption from such registration.

                  (c) The Holder is aware that neither the Warrant nor the
Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the
Corporation presently has no plans to satisfy these conditions in the foreseeable future.

                  4.3 Disposition of Warrant and Exercise Shares. The Holder
understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
         1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE,
         PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
         STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL
         SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

5.       ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like prior to the exercise of this Warrant (or portion thereof), the number and class of shares available under the Warrant (or portion thereof) in the aggregate and the
Exercise Price shall be correspondingly adjusted to give the Holder of the
Warrant (or portion thereof), on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant (or portion thereof) been exercised prior to the event and had the
Holder continued to hold such shares until after the event requiring adjustment.
The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6.       FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All
Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for

purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.       NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the
Corporation.

8.       TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Corporation.

9.       LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.
Any such new Warrant shall constitute an original contractual obligation of the
Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed
Warrant shall be at any time enforceable by anyone.

10.      NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Corporation, to Zenascent, Inc., Attention: Secretary,
10 West 33rd Street, Suite 705, New York, NY 10001 and (b) if to the Holder, to
Livingston Investments, LLC, c/o Law Offices of Harrison K. Chauncey, Jr., 241
Bradley Place, Palm Beach, Florida 33480, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

11.      REGISTRATION RIGHTS. Promptly following the merger of a wholly-owned subsidiary of the Corporation with and into Cedric Kushner Boxing, Inc., a
Delaware corporation, the Corporation shall use its best efforts to prepare, file and mail to its stockholders a Proxy Statement and hold a meeting of the
Corporation's stockholders related to the actions described in the Proxy
Statement (the "Meeting Date"). The Corporation shall use its reasonable best efforts to prepare and file with the Securities and Exchange Commission within
45 days after the Meeting Date and have declared effective under the Securities
Act within 150 days following the Meeting Date a registration statement on Form
SB-2 or S-l or such other form as is appropriate in order to register the
Exercise Shares.

12.      ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.      GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of April 30, 2002.

                                             ZENASCENT, INC.

                                             By: /s/ Steven Angel
                                                 ----------------
                                             Name:   Steven Angel
                                             Title: Secretary

                               NOTICE OF EXERCISE

TO:  ZENASCENT, INC.

(1)  The undersigned hereby elects to purchase                  shares of the
Common Stock of ZENASCENT, INC. (the "COMPANY") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Please issue a certificate or certificates representing said shares of
Common Stock in the name of the undersigned or in such other name as is specified below:

                        ---------------------------------
                                     (Name)

                        ---------------------------------

                        ---------------------------------
                                    (Address)

(3)   The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the
Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "SECURITIES
ACT"), by reason of a specific exemption from the registration provisions of the
Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must he held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

-----------------------------------         ----------------------------
(Print Name)                                (Signature)

Date:
     ------------------------------

                                 ASSIGNMENT FORM

                      (To assign the foregoing Warrant,
                      execute this form and supply required
                      information. Do not use this form to
                      purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
      --------------------------------------------------------------------
                                 (Please Print)

Address:
         -----------------------------------------------------------------
                                 (Please Print)

Dated:
       ---------------------

Holder's Signature:
                    --------------------------------------

Holder's Address:
                  ----------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                CASHLESS EXERCISE

      The undersigned Holder, pursuant to the provisions of the foregoing
Warrant, hereby irrevocably elects to exchange its Warrant for            shares
of Common Stock of Zenascent, Inc. pursuant to the Cashless Exercise provisions of said Warrant.

Dated:                           Signature:
      -------------------                   ----------------------------
                                 Name:
                                            ----------------------------
                                 Address:
                                            ----------------------------

                                            ----------------------------

                                            ----------------------------